AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2003 REGISTRATION NO. 33-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                                FAN ENERGY, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                Nevada 77-0140428
                               ------- ----------
            (State of Incorporation (IRS Employer Identification No.)
                                or Organization)

                                FAN ENERGY, INC.
                          5355 Capital Court, Suite 108
                               Reno, Nevada 89502

                             ----------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                     Fan Energy, Inc. Consulting Agreements
              -----------------------------------------------------
                          (Full name of the Agreement)
                                   -----------

                               Mr. Peter H. Jacobs
                                Fan Energy, Inc.
                        668 North 44th Street, Suite 248
                             Phoenix, Arizona 85008
                            Telephone: (602) 267-7500
                      ------------------------------------
                 (Name and Address of Agent for Service Process)

                                    Copy to:

                             William D. O'Neal, Esq.
                               The O'Neal Law Firm
                        668 North 44th Street, Suite 248
                             Phoenix, Arizona 85008
                            Telephone: (602) 267-3855

                         CALCULATION OF REGISTRATION FEE

                                             Proposed           Proposed
                                             Maximum            Maximum
  Title of Securities     Amount to be    Offering Price        Aggregate            Amount of
   to be Registered        Registered      Per Share(1)     Offering Price(1)    Registration Fee
-------------------------------------------------------------------------------------------------
   Common Stock            10,000,000        $0.01              $100,000              $9.20
 .001 par value (2)

-------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the closing bid price as reported by the NASDAQ Over-The-Counter Bulletin Board on January 28, 2002.

     (2)  Represents shares of Common Stock issued to Consultant of the Company.

================================================================================


                                     PART I

                     INFORMATION REQUESTED IN THE PROSPECTUS

Note: The document(s) containing the information concerning the Agreements between Fan Energy, Inc. ("Fan Energy" or "Registrant") and Robert P. Atwell, required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule
428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8
(the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Fan Energy will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, Fan Energy shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference in this Registration Statement:

     (i) The Registrant's Annual Report dated April 1, 2002 on Form 10-KSB filed with the Commission on April 1, 2002 for the year ending December 31, 2001.

     (ii) The Registrant's Quarterly Reports dated May 20, 2002, August 19, 2002 and November 19, 2002 on Form 10QSB filed with the Commission on May 20, 2002,


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

August 19, 2002 and November 19, 2002 for the quarters ending March 30, June 30 and September 30, 2002.

     (iii) All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.


Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     "Expert" or "Counsel" as defined by Item 509 of Regulation S-K promulgated pursuant to the Securities Act of 1933, whose services were used in the preparation of this Form S-8 were not hired on a contingent basis nor will they receive a direct or indirect interest in the Company.


Item 6. Indemnification of Directors and Officers.

     The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

     Article XI of the Company's Articles of Incorporation for the Company do contain provisions for indemnification of the officers and directors; in addition, Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.


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

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

     5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or


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

a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     (a) Exhibits.

          3.1  Articles  of   Incorporation   of  the  Registrant,   as  amended
          (incorporated by reference).

          3.2 Bylaws of the Registrant (incorporated by reference).

          5.1 Opinion of The O'Neal Law Firm

          10.1 Agreement between Fan Energy and Robert P. Atwell dated January 28, 2001.

          23.1 Consent of The O'Neal Law Firm (included in Exhibit 5.1).

          23.2  Consent  of  George  Williams,   Independent   Certified  Public
          Accountants.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes to:

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

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

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1)(i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, State of Arizona, United States, on the 29th day of January, 2003.

                                                      Fan Energy, Inc.

                                        By:       /s/ Peter H. Jacobs
                                                 -----------------------------
                                                      Peter H. Jacobs
                                                      President, Director

     Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement:

          NAME                      TITLE                    DATE
          ----                      -----                    ----

 /s/ Albert Golusin           Chief Financial Officer      January 29, 2003
 -----------------------      and Director
 Albert Golusin


/s/ William H. Whitmore       Director                     January 29, 2003
 -----------------------
 William H. Whitmore



                                  EXHIBIT INDEX

Exhibit Number         Exhibit Description
---------------        -------------------

3.1 Articles of Incorporation of the Registrant, as amended (incorporated by reference).

3.2                    Bylaws of the Registrant (incorporated by reference).

5.1                    Opinion of The O'Neal Law Firm

10.1                   Agreement between  Fan Energy and  Robert P. Atwell dated
                       January 28, 2003.

23.1                   Consent of The O'Neal Law Firm (included in Exhibit 5.1).

23.2                   Consent of James C. Marshall, CPA, P.C.


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